SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


(X)  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
( )  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                       ROANOKE ELECTRIC STEEL CORPORATION
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

( ) $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                  PRELIMINARY COPY

                  ROANOKE ELECTRIC STEEL CORPORATION
[LOGO]            P.O. BOX 13948
                  ROANOKE, VIRGINIA 24038-3948

                  December 22, 1995

                  DEAR SHAREHOLDER:

                        The Annual Meeting of Shareholders of Roanoke Electric
                  Steel Corporation will be held at 10:00 a.m. on Tuesday, February 20, 1996, in the Auditorium of the Appalachian Power Company Building, 40 Franklin Road, S.W., Roanoke, Virginia. Enclosed you will find the formal Notice, proxy and Proxy Statement detailing the matters which will be acted upon.

                        WE URGE YOU TO SIGN AND DATE THE PROXY, AND RETURN IT AS
                  SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE. SHOULD YOU DECIDE TO ATTEND THE MEETING AND VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY.

                        We appreciate your continued interest and investment in
                  Roanoke Electric Steel Corporation.

                                                  Sincerely,

                                                  /s/ DONALD G. SMITH

                                                  DONALD G. SMITH
                                                  CHAIRMAN AND CEO

PRELIMINARY COPY

                 NOTICE OF 1996 ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF ROANOKE ELECTRIC STEEL CORPORATION:

     NOTICE is hereby given that the 1996 Annual Meeting of Shareholders of Roanoke Electric Steel Corporation (the "Company") will be held in the Auditorium of the Appalachian Power Company Building, 40 Franklin Road, S.W., Roanoke, Virginia, on Tuesday, February 20, 1996, at 10:00 a.m., local time, for the following purposes:

     1. To elect nine directors for the terms described in the accompanying Proxy Statement; and

     2. To approve an amendment of the Company's Articles of Incorporation to establish in the Articles a variable range for the size of the Board of Directors and the manner for filling vacancies on the Board, as described in the accompanying Proxy Statement; and

     3. To approve an amendment of the Company's Articles of Incorporation to increase the number of the Company's authorized shares of Common Stock from 10,000,000 to 20,000,000 shares, as described in the accompanying Proxy Statement; and

     4. To transact such other business as may properly come before the Meeting, or any adjournments thereof.

     Only shareholders of record at the close of business on December 12, 1995, are entitled to notice of and to vote at the Annual Meeting, or any adjournments thereof.

     TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY CARD IN THE RETURN ENVELOPE PROVIDED. YOUR PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON IF YOU SO DESIRE.

                                           By Order of the Board of Directors

                                           /s/ THOMAS J. CRAWFORD

                                           THOMAS J. CRAWFORD
                                           ASSISTANT VICE PRESIDENT
                                           AND SECRETARY

December 22, 1995

PRELIMINARY COPY

                       ROANOKE ELECTRIC STEEL CORPORATION
           [LOGO]      P.O. BOX 13948
                       ROANOKE, VIRGINIA 24038-3948

                                PROXY STATEMENT

                      1996 ANNUAL MEETING OF SHAREHOLDERS

     The solicitation of the enclosed 1996 proxy is made by and on behalf of the Board of Directors (the "Board") of Roanoke Electric Steel Corporation (the "Company") to be used at the 1996 Annual Meeting of Shareholders to be held on Tuesday, February 20, 1996, at 10:00 a.m., local time, in the Auditorium of the Appalachian Power Company Building, 40 Franklin Road, S.W., Roanoke, Virginia, and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The approximate mailing date of the Proxy Statement and the accompanying proxy is December 22, 1995.

     The cost of the solicitation of proxies will be borne by the Company. Solicitations will be made only by the use of the mails, except that, if necessary, officers, directors and regular employees of the Company, or its affiliates, may make solicitations of proxies by telephone, telegram or personal calls. No additional compensation will be paid by the Company to such officers, directors and regular employees for such solicitation assistance. It is contemplated that brokerage houses and nominees will be requested to forward the proxy solicitation material to the beneficial owners of the stock held of record by such persons, and the Company will reimburse them for reasonable charges and expenses in this connection.

     All properly executed proxies delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with any instructions thereon. Any person signing and mailing the enclosed proxy may, nevertheless, revoke the proxy at any time prior to the actual voting thereof by attending the Annual Meeting and voting in person, by submitting a signed proxy bearing a later date or by written notice of revocation of the proxy sent to the Corporate Secretary of the Company, P.O. Box 13948, Roanoke, Virginia 24038-3948.

     The Annual Report to Shareholders, including the financial statements for the year ended October 31, 1995, reported upon by Deloitte & Touche LLP, is being mailed concurrently with this Proxy Statement, but should not be considered proxy solicitation material.

     As of December 12, 1995, the Company had outstanding 8,076,897 shares of common stock, each of which is entitled to one vote at the Annual Meeting. Only shareholders of record at the close of business on December 12, 1995, will be entitled to vote at the Annual Meeting or any adjournments thereof.

     A majority of votes entitled to be cast on matters to be considered at the Annual Meeting constitutes a quorum. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for purposes of establishing a quorum. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") which are voted on any matter are included in determining the number of votes present or represented at the Annual Meeting. Conversely, Broker Shares that are not voted on any matter will not be included in determining whether a quorum is present. If a quorum is established, directors will be elected by a plurality of the votes cast by shares entitled to vote at the Annual Meeting. Votes that are withheld and Broker Shares that are not voted will not be included in determining the number of votes cast.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth as of December 12, 1995, information with respect to the known beneficial owners of more than five percent of the outstanding common stock of the Company. Unless otherwise noted in the footnotes to the table, the named beneficial owners have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.


          NAME AND ADDRESS              NUMBER OF SHARES     PERCENT
           OF BENEFICIAL                  BENEFICIALLY         OF
               OWNER                         OWNED            CLASS
Estate of John W. Hancock, Jr.               489,237(1)        6.1%
c/o Plunkett, Logan & Oehlschlaeger
300 Shenandoah Building
305 First Street
Roanoke, VA 24011

Hollins College Corporation                  436,378           5.4%
7916 Williamson Rd.
Roanoke, VA 24020

(1) The executors of the Estate, Messrs. T.L. Plunkett and Charles I. Lunsford, II, have sole voting and sole dispositive power with respect to these shares.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth as of December 12, 1995, certain information regarding the beneficial ownership of the common stock of the Company by each director and nominee, each named executive officer, and directors, nominees and executive officers as a group. Unless otherwise noted in the footnotes to the table, the named persons have sole voting and investment power with respect to all outstanding shares of common stock shown as beneficially owned by them.


     NAME OF BENEFICIAL
    OWNER AND NUMBER OF         SHARES OF COMMON STOCK     PERCENT
      PERSONS IN GROUP            BENEFICIALLY OWNED       OF CLASS
Frank A. Boxley                         101,801(1)            1.3%
T. A. Carter                              1,500(2)              *
George B. Cartledge, Jr.                 28,729(3)              *
Thomas J. Crawford                        8,276(4)              *
Donald R. Higgins                        12,021(5)              *
Charles I. Lunsford, II                 501,788(6)            6.2%
John E. Morris                           11,514(7)              *
William L. Neal                          30,318                 *
Thomas L. Robertson                      22,650                 *
Donald G. Smith                          39,915(8)              *
Paul E. Torgersen                        16,000(9)              *
Gordon C. Willis                         69,214(10)
John D. Wilson                              891                 *
All directors, nominees and
  executive officers as
  a group (13 persons)                  844,617(11)          10.5%

* Less than one percent.

(1) Includes 57,271 shares held in the name of Mr. Boxley's spouse.

(2) Includes 1,500 shares held in the name of Mr. Carter's spouse.

(3) Includes 843 shares held in the name of Mr. Cartledge's spouse and 1,686 shares held in custodian accounts for the benefit of Mr. Cartledge's children.

(4) Includes 4,500 shares which Mr. Crawford has the right to acquire through the exercise of stock options.

(5) Includes 900 shares held in the name of Mr. Higgins' spouse and 3,500 shares held in custodian accounts for the benefit of Mr. Higgins' children.

(6) Includes 1,054 shares held in custodian accounts for the benefit of Mr. Lunsford's children and 489,237 shares held by Mr. Lunsford as an executor under the Will of John W. Hancock, Jr., deceased.

(7) Includes 6,000 shares which Mr. Morris has the right to acquire through the exercise of stock options.

(8) Includes 4,500 shares which Mr. Smith has the right to acquire through the exercise of stock options.

(9) Includes 16,000 shares held in the name of Dr. Torgersen's spouse.

(10) Includes 5,110 shares held in the name of Mr. Willis' spouse, 1,350 shares held by NationsBank of Virginia, N.A. for the benefit of Mr. Willis and 44,285 shares owned by Rockydale Quarries Corporation of which Mr. Willis is Chairman of the Board.

(11) Includes 15,000 shares which executive officers have the right to acquire through the exercise of stock options.

PROPOSAL NO. 1  ELECTION OF DIRECTORS

     The persons named below have been nominated for election to the Board of Directors of the Company at the Annual Meeting. The persons named as proxies in the accompanying form of proxy, unless otherwise directed, intend to vote the shares represented by the proxy for the election of the nominees named below. All nominees are members of the present Board of the Company and the Boards of each of its subsidiaries and were elected to the present terms of office by the shareholders. The Board is informed that all of the nominees are willing to serve as directors, but if any of them should become unavailable to serve, the persons named as proxies may vote for such substitute nominee or nominees as may be designated by the Board. Gordon C. Willis will retire from the Board on February 20, 1996. Pending consideration of qualified candidates, the Board has not nominated any person to fill the vacancy created by Mr. Willis' retirement. Proxies cannot be voted for a greater number of persons than the number of nominees named below.

     At the Annual Meeting, nine directors will be elected. If Proposal No. 2 (described below) is adopted by the shareholders, a classified Board will be elected so that three directors will hold office until the 1997 Annual Meeting of Shareholders, three directors will hold office until the 1998 Annual Meeting of Shareholders and three directors will hold office until the 1999 Annual Meeting of Shareholders, and in each case until their respective successors are elected and qualified.

     If Proposal No. 2 is adopted, it is the intention of the persons named as proxies in the accompanying form of proxy, unless otherwise instructed, to vote for the election of each nominee set forth below for the term expiring in the year indicated. If Proposal No. 2 is not adopted, the persons named as proxies intend to vote, unless instructed otherwise, for the election of each such nominee to serve for one year.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR DIRECTORS.

                 INFORMATION CONCERNING DIRECTORS AND NOMINEES

     The following information, including the principal occupation during the past five years, is given with respect to the nominees for election to the Board at the 1996 Annual Meeting of Shareholders.

                                    NAME, AGE, PRINCIPAL OCCUPATION                                        DIRECTOR
                                    AND CERTAIN OTHER DIRECTORSHIPS                                          SINCE

CLASS A DIRECTORS FOR ELECTION TO TERMS EXPIRING IN 1997
     GEORGE B. CARTLEDGE, JR. (54). President, Grand Piano & Furniture Company, Inc., a retailer of home     1991
      and office furnishings.

     THOMAS L. ROBERTSON (52). President and Chief Executive Officer, Carilion Health System, a regional     1992
      provider of healthcare services. Director, Roanoke Gas Company.

     DONALD G. SMITH (60). Chairman of the Board, President, Treasurer and Chief Executive Officer of        1984
      the Company. Director, American Electric Power Company, Inc.

CLASS B DIRECTORS FOR ELECTION TO TERMS EXPIRING IN 1998
     FRANK A. BOXLEY (62). President, Southwest Construction, Inc., a general contractor.                    1993

     T. A. CARTER (67). Architect.                                                                           1991

     WILLIAM L. NEAL (68). President, John W. Hancock, Jr., Inc., a wholly-owned subsidiary of the           1989
      Company.

                                    NAME, AGE, PRINCIPAL OCCUPATION                                        DIRECTOR
                                    AND CERTAIN OTHER DIRECTORSHIPS                                          SINCE

CLASS C DIRECTORS FOR ELECTION TO TERMS EXPIRING IN 1999
     CHARLES I. LUNSFORD, II (55). Chairman, Chas. Lunsford Sons & Associates, a general insurance           1978
      brokerage firm and agency.

     PAUL E. TORGERSEN (64). President, Virginia Polytechnic Institute and State University since            1986
      January, 1994. Prior thereto, President, Virginia Tech Corporate Research Center, Inc.

     JOHN D. WILSON (64). Retired since May, 1995. Prior thereto, President, Washington and Lee              1987
      University.

PROPOSAL NO. 2 APPROVAL OF AMENDMENT TO AUTHORIZE A CLASSIFIED BOARD OF DIRECTORS AND TO IMPLEMENT CERTAIN RELATED MATTERS

GENERAL

     The Company's Board of Directors has unanimously approved an amendment to the Company's Articles of Incorporation (the "Articles") and has voted to recommend that the Company's shareholders approve such amendment. If adopted, the amendment would (i) classify the Board into three classes, as nearly equal in number as possible, each of which, after an interim arrangement, would serve for three years, with one class being elected each year; (ii) provide that the number of directors may not be less than five nor more than eleven, the precise number to be set in the Company's Bylaws or, if there is no Bylaw, to be eleven;
(iii) provide that directors shall be removed only for cause; and (iv) provide that any vacancy on the Board shall be filled by a majority of the remaining directors then in office, even if less than a quorum. The proposed amendment is designed to assure continuity and stability in the Board's leadership and policies, particularly in the event of an unsolicited tender offer. The proposed amendment also establishes a legal structure that encourages any potential acquiror to negotiate with the Board rather than unilaterally attempt to gain control of the Company. The Board believes that this approach is the one most likely to result in long-term enhancement of shareholder value. Although there has been no problem in the past with the continuity or stability of the Board, the Board believes that the amendment will help to assure the continuity and stability of the Company's affairs and policies in the future. If approved, the amendment will be effective upon the filing of Articles of Amendment with the State Corporation Commission of Virginia, which filing will be made promptly after the Annual Meeting.

     Before voting on this amendment, shareholders are urged to read carefully the following sections of this proxy statement, which describe the amendment and its purposes and effects, and Exhibit A hereto, which sets forth the full text of the proposed amendment.

     ADOPTION OF THE AMENDMENT REQUIRES THE AFFIRMATIVE VOTE OF MORE THAN TWO-THIRDS OF THE OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK. A FAILURE TO VOTE, EITHER BY NOT RETURNING THE ENCLOSED PROXY OR CHECKING THE "ABSTAIN" BOX, WILL HAVE THE SAME EFFECT AS A VOTE AGAINST PROPOSAL NO. 2.

CLASSIFICATION OF THE BOARD OF DIRECTORS

     The present Articles are silent on the matter of election of directors and, accordingly, under applicable law, all directors are to be elected to the Board annually for a term of one year. Directors of the Company are elected by a plurality of the votes cast in an election of directors at any annual or special meeting of the shareholders. The Company's Articles do not permit cumulative voting for directors.

     The proposed amendment would divide the Board into three classes, each class to be as nearly equal in number as possible. Three directors will be elected for a term expiring at the 1997 Annual Meeting of Shareholders, three directors will be elected for a term expiring at the 1998 Annual Meeting of Shareholders, and three directors will be elected for a term expiring at the 1999 Annual Meeting of Shareholders (in each case until their respective successors are elected and qualify). Starting with the 1997 Annual Meeting of Shareholders, one class of directors -- approximately one-third of the Board -- will be elected each year for a three-year term. The proposed amendment with respect to classifying the Board, if adopted, will apply to every election of directors.

     A classified Board will extend the time required to change the composition of a majority of directors. Presently, a change in composition of the Board of Directors can be made by shareholders of a majority of the Company's stock voting at a single meeting. With a classified Board, two annual meetings normally would be required for holders of a majority of the Company's stock to change the composition of a majority of the Board of Directors, since only one-third of the number of directors will be elected at each meeting. Because of the additional time required to change the composition of the Board, classification of the Board also may make the removal of incumbent management more difficult.

     Since the classified Board will increase the time required for a third party to obtain control of the Company without the cooperation of the Board of Directors, it may tend to discourage certain tender offers, including perhaps some tender offers that some shareholders may feel would be in their best interest. However, the Board of Directors believes that classification of the Board will provide the Board with more time to evaluate any takeover proposal and thus enable it to better protect the interests of the Company and the remaining shareholders. The Board is not aware of any current specific effort to attempt to gain control of the Company. Although the proposed amendment would not impede an acquisition of the Company approved by the Board, adoption of the amendment may affect the ability of the shareholders of the Company to change the composition of the incumbent Board, to affect its policies generally and to benefit from transactions which are opposed by the incumbent Board.

NUMBER OF DIRECTORS

     Section I of Article III of the Company's current Bylaws provides that the number of directors constituting the Board of Directors of the Company shall be not less than five nor more than eleven directors. Under Virginia law, the number of directors may be fixed or changed from time to time, within the variable range established in the Bylaws, by the shareholders or by the Board of Directors. The Board of Directors has, by resolution, established the size of the current Board of Directors to be ten directors and has acted to reduce the number of directors, effective as of the 1996 Annual Meeting of Shareholders, from ten to nine. The proposed amendment fixes in the Articles the variable range of directors currently set forth in the Bylaws and provides that the precise number of directors, within that variable range, will be as from time to time designated in the Bylaws by the Board of Directors.

     This provision, together with the provisions hereafter discussed regarding the filling of vacancies on the Board and restrictions on removal of incumbent directors, may make it more difficult for a majority shareholder to obtain representation quickly by enlarging the Board and filling the directorships with his own nominees.

REMOVAL OF DIRECTORS; FILLING NEWLY-CREATED DIRECTORSHIPS AND VACANCIES

     Currently, any director may be removed, with or without cause, by a majority vote of the shares entitled to elect directors, and newly-created directorships and vacancies may be filled by a plurality vote of the shareholders or a majority vote of the Board of Directors. The amendment provides that a director may be removed only for cause and that any vacancy on the Board occurring during the course of the year, including vacancies created by an increase in the number of directors, shall be filled by a majority vote of the remaining directors, whether or not a quorum. Directors elected in this manner would, under Virginia law, hold office until the next shareholders' meeting at which directors are elected, when they would be subject to reelection by the shareholders.

     These provisions are intended to prevent a majority shareholder from destabilizing the classified Board by removing directors without cause and replacing them with its own nominees. Removal of directors only for cause may encourage bidders to negotiate with the Board of Directors prior to launching a takeover bid. This provision, together with the provision for classification of the Board of Directors and the other provisions of the proposed amendment, would make it more difficult and more time consuming for shareholders to replace a majority of the directors even when the only reason for a change may be the performance of the present directors.

OTHER ARTICLE AND BYLAW PROVISIONS

     The Company's Articles and Bylaws do not currently contain any other conventional anti-takeover provisions, and, except for Proposal No. 3 below, the Company has no current plans to submit further proposals to shareholders with a possible "anti-takeover" effect.

     The Virginia Stock Corporation Act (the "Corporation Act") contains provisions governing "affiliated transactions" designed to deter uninvited takeovers of Virginia corporations. These provisions, with several exceptions discussed below, require approval of material acquisition transactions between a Virginia corporation and any holder of more than 10% of any class of its voting shares (a "10% holder") by holders of at least two-thirds of the remaining voting shares. Under the statute, for the three years following the time the 10% holder crosses the 10% threshold, a Virginia corporation cannot engage in an affiliated transaction (primarily a merger, sale of assets or other business combination) with the 10% holder without approval of a majority of the "disinterested directors" and two-thirds of the voting shares of the Company other than shares owned by the 10% holder. This special voting requirement does not apply if a majority of "disinterested directors" approved the acquisition of the more than 10% interest in advance. After the three-year period has expired, a 10% holder may engage in an affiliated transaction only if the transaction has been approved by a majority of "disinterested directors" or by two-thirds of the disinterested stockholders, or if the transaction satisfies the statute's "fair-price" requirements.

     The Corporation Act also provides that shares acquired in a transaction that would cause the acquiring person's voting strength to cross any of three thresholds (20%, 33 1/2%, 50%) have no voting rights unless granted by a majority vote of shares not owned by the acquiring person or any officer or employee-director of the Company. An acquiring person may require the Company to hold a special meeting of shareholders to consider the granting of voting rights within fifty days of its request.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 2.

PROPOSAL NO. 3  INCREASE IN AUTHORIZED COMMON STOCK

     The Board of Directors believes that the best interest of the Company will be served by amending the Articles of Incorporation to increase the number of shares of Common Stock the Company is authorized to issue from 10,000,000 to 20,000,000 shares. The text of the proposed amendment is set out in Exhibit B attached hereto.

     On December 12, 1995, the Company had 8,076,897 shares of Common Stock issued and outstanding. In addition to these shares, there are an aggregate of 239,000 shares of Common Stock reserved for issuance pursuant to the Company's stock option plan. By increasing the number of shares of Common Stock which the Company is authorized to issue, the Company will have the flexibility to raise equity through the sale of additional shares, if the need should arise, or to issue shares in connection with possible stock dividends, employee compensation plans, acquisitions and other general corporate purposes. Since holders of the Common Stock have no preemptive rights, the increased number of shares would be issuable at any time and from time to time by the Board of Directors, without further authorization of the shareholders of the Company, except to the extent otherwise required by law or the rules and regulations of the Nasdaq National Market. The Company presently has no plans, agreements, contracts, arrangements or understandings with respect to the issuance of any additional shares of Common Stock, except as provided above.

     The authorization of additional shares of Common Stock will have no immediate effect upon the rights of existing security holders. However, because no preemptive rights attach to ownership of the Company's Common Stock, the additional Common Stock, when issued, may affect the proportionate interest of each shareholder of the Company.

     The additional shares of authorized Common Stock provided for by Proposal No. 3, as well as the presently available shares of Common Stock, could be used in a manner which would discourage or make more difficult an attempt to acquire control of the Company. For example, the shares could be privately placed with purchasers who might support the Board of Directors in opposing a hostile takeover bid. The proposed amendment is not in response to any effort of which the Company is aware to obtain control of the Company by accumulating shares of the Company's Common Stock or otherwise. See also "Other Article and Bylaw Provisions" discussed under Proposal No. 2 above.

     ADOPTION OF THIS AMENDMENT REQUIRES THE AFFIRMATIVE VOTE OF MORE THAN TWO-THIRDS OF THE OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK. A FAILURE TO VOTE, EITHER BY NOT RETURNING THE ENCLOSED PROXY OR CHECKING THE "ABSTAIN" BOX, WILL HAVE THE SAME EFFECT AS A VOTE AGAINST PROPOSAL NO. 3.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 3.

                       BOARD OF DIRECTORS AND COMMITTEES

MEETINGS OF THE BOARD

     The Board of Directors held twelve meetings during fiscal 1995. All directors attended 75% or more of the total number of meetings of the Board and the committees of the Board on which they served.

DIRECTOR COMPENSATION

     Each director of the Company receives a $9,000 annual retainer plus $750 for each Board meeting attended. In addition, non-employee directors receive a fee of $500 for each committee meeting attended. Directors not residing in Roanoke, Virginia, are reimbursed for actual travel expenses to attend Board and committee meetings.

DIRECTORS' RETIREMENT PLAN

     The Board adopted, effective as of January 24, 1989, an unfunded directors' retirement plan, whereby eligible directors of the Company will receive a monthly benefit following retirement from the Board. A director is eligible after five years of service as a director and will be paid an amount equal to the retainer fee being paid to then current members of the Board for a period corresponding in duration with the participant's years of service as a director of the Company, or such longer or shorter period as the Board may determine. In all cases, payment of benefits will cease upon the death of the participant.

COMMITTEES OF THE BOARD

     The Board of Directors of the Company has standing Executive, Audit, Profit Sharing Plan and Compensation and Stock Option Committees. The respective membership on and functions of such committees are set forth below. The Board has no standing Nominating Committee.

     The Executive Committee of the Board is composed of directors Smith (Chairman), Robertson, Torgersen and retiring director Willis. This Committee is authorized to act, between meetings of the Board, in the place and stead of the Board, except with respect to matters reserved for the Board by Virginia law or by resolution of the Board. The Executive Committee met twelve times in fiscal 1995.

     The Audit Committee of the Board is composed of retiring director Willis (Chairman) and directors Carter, Robertson and Torgersen. The functions of the Audit Committee include reviewing the accounting principles and procedures employed by the Company, reviewing annual and interim reports of the Company and the independent public accountants of the Company, reviewing significant financial information, reviewing the Company's system of internal controls, reviewing all related party transactions and recommending the selection of the independent public accountants. The Audit Committee met twice in fiscal 1995.

     The Profit Sharing Plan Committee of the Board is composed of directors Lunsford (Chairman) and Smith. The Committee meets quarterly to administer the Employees' Profit Sharing Plan of the Company, including making amendments thereto and issuing rulings or interpretations thereunder. The Profit Sharing Plan Committee met four times in fiscal 1995.

     The Compensation and Stock Option Committee of the Board is composed of directors Cartledge (Chairman), Boxley, Lunsford and Wilson. The Committee meets as necessary to oversee the Company's compensation and benefit practices, recommend to the full Board the compensation arrangements for the Company's senior officers, administer the Company's executive compensation plans and administer and consider awards under the Company's Employees' Stock Option Plan. The Compensation and Stock Option Committee met twice in fiscal 1995.

                             EXECUTIVE COMPENSATION

     The following table provides certain summary information for the fiscal years ended October 31, 1995, 1994 and 1993 concerning the compensation of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company who were serving as executive officers at the end of the last fiscal year (hereinafter referred to as the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM
                                                                                   COMPENSATION
                                                                                      AWARDS
                                                                                    SECURITIES
                                                                                    UNDERLYING       ALL OTHER
               NAME AND                           ANNUAL COMPENSATION(1)             OPTIONS        COMPENSATION
          PRINCIPAL POSITION              YEAR     SALARY($)       BONUS($)(2)         (#)             ($)(3)
Donald G. Smith                           1995       166,500        692,366            7,500           25,073
  Chairman, President,                    1994       155,750        321,094                0           32,151
  Treasurer and CEO                       1993       137,000        152,622                0           18,607

Donald R. Higgins                         1995        88,000        247,273            3,000           23,253
  Vice President-Sales                    1994        87,250        113,722                0           26,067
                                          1993        82,500         50,874                0           10,340

John E. Morris                            1995        87,000        247,273            3,000           23,440
  Vice President-Finance                  1994        86,250        113,722                0           26,145
  and Assistant Treasurer                 1993        81,500         50,874                0           10,506

William L. Neal                           1995       117,713        182,525            3,750           29,612
  President, John W. Hancock, Jr.,        1994       110,213         34,643                0           24,857
  Inc.                                    1993       102,963         13,448                0           14,563

Thomas J. Crawford                        1995        73,000        148,364            2,250           22,690
  Assistant Vice President and            1994        72,250         66,897                0           17,950
  Corporate Secretary                     1993        66,250         25,437                0            7,028

(1) None of the Named Executive Officers received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of the total of his salary and bonus reported in the above table.

(2) Represents incentive compensation paid according to the incentive compensation program, as described in the Compensation and Stock Option Committee Report on Executive Compensation.

(3) Includes for 1995 (i) vested contributions from the Profit Sharing Plan of the Company and its subsidiaries, and (ii) employer paid insurance premiums, respectively, for the Named Executive Officers as follows: Mr. Smith, $22,305 and $2,768; Mr. Higgins, $22,189 and $1,064; Mr. Morris, $22,102 and
    $1,339; Mr. Neal, $22,136 and $5,961; and Mr. Crawford, $22,015 and $675.
    Includes employer contributions to Hancock Joist Employees' Retirement Savings Plan for 1995 for Mr. Neal of $1,514.

     The following table sets forth information regarding stock options granted to each of the Named Executive Officers during the fiscal year ended October 31, 1995.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                        INDIVIDUAL GRANTS(1)
                                  % OF TOTAL                                           POTENTIAL REALIZED
                     NUMBER OF     OPTIONS                  MARKET                 VALUE(2) AT ASSUMED ANNUAL
                     SECURITIES   GRANTED TO   EXERCISE    PRICE ON                   RATES OF STOCK PRICE
                     UNDERLYING   EMPLOYEES     OR BASE     DATE OF                 APPRECIATION FOR OPTION
                      OPTIONS     IN FISCAL    PRICE(3)       GRANT     EXPIRATION             TERM
       NAME          GRANTED(#)      YEAR      ($/SHARE)   ($/SHARE)      DATE      0%($)    5%($)    10%($)
Donald G. Smith         7,500        12.0        9.0667      10.6667     1/24/00    12,000   34,103   60,841
Donald R. Higgins       3,000         4.8        9.0667      10.6667     1/24/00     4,800   13,641   24,336
John E. Morris          3,000         4.8        9.0667      10.6667     1/24/00     4,800   13,641   24,336
William L. Neal         3,750         6.0        9.0667      10.6667     1/24/00     6,000   17,051   30,420
Thomas J. Crawford      2,250         3.6        9.0667      10.6667     1/24/00     3,600   10,231   18,252

(1) Adjusted to give effect to the May 25, 1995 3-for-2 stock split.

(2) The dollar amounts under these columns are the result of calculations at the 0%, 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price. Additionally, these values do not take into consideration the provisions of the options providing for nontransferability or termination of the options following termination of employment. The Company did not use an alternative formula for a grant date valuation, as it is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

(3) The exercise price of the options granted is equal to 85% of the closing sales price of the Company's common stock on the Nasdaq National Market on the date of grant. Options generally expire five years from the date of grant.

     The following table sets forth information regarding stock options exercised by each of the Named Executive Officers during the fiscal year ended October 31, 1995 and the value of unexercised options held by such persons on October 31, 1995.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                           NUMBER OF
                                                         SECURITIES(1)         VALUE(1) OF
                                                          UNDERLYING          UNEXERCISED
                                                          UNEXERCISED        IN-THE-MONEY
                        SHARES(1)                          OPTIONS AT          OPTIONS AT
                       ACQUIRED ON                        FY-END (#)          FY-END ($)
                        EXERCISE         VALUE(1)         EXERCISABLE/        EXERCISABLE/
       NAME                (#)         REALIZED ($)      UNEXERCISABLE       UNEXERCISABLE
Donald G. Smith            9,750          55,768            4,500/0             27,825/0
Donald R. Higgins          2,250           7,800            3,000/0             18,550/0
John E. Morris             2,250           7,800            6,000/0             51,980/0
William L. Neal           10,500          57,375                0/0                  0/0
Thomas J. Crawford         1,500           5,200            4,500/0             38,985/0

(1) Adjusted to give effect to the May 25, 1995 3-for-2 stock split.

                 COMPENSATION AND STOCK OPTION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Compensation and Stock Option Committee (the "Committee") of the Board of Directors is comprised of four non-employee directors, none of whom are eligible to participate in any of the compensation plans administered by the Committee. The Committee is generally charged with overseeing the Company's compensation and benefit practices, making determinations regarding the award of stock options to the Company's executive officers and other employees under the Company's Employees' Stock Option Plan (the "Option Plan") and providing recommendations to the full Board on the salary, incentives and other compensation of the Company's senior officers.

     COMPENSATION PROGRAM. The Company's executive compensation program is designed to attract and retain qualified executives, to support a longstanding internal culture of loyalty and dedication to the interests of the Company and to reward its executives for short and long-term operating results and individual contributions which enhance the value of shareholders' investment in the Company. Compensation of the executive officers, including the Chief Executive Officer, has been structured and administered so that a substantial component of total compensation is dependent upon, and directly related to, the Company's earnings, growth and profitability. Salaries are set at levels which in general are less than amounts paid by competitors, with the incentive compensation program (described below) providing an opportunity for executives to earn competitive levels of total cash compensation. The Company's executive compensation program encourages executives to increase profitability and shareholder value.

     BASE SALARY. Base salaries for executive officers for 1995 were recommended by the Committee and approved by the Board of Directors. The amount of base salary for executive officers other than the Chief Executive Officer is recommended to the Committee by the Chief Executive Officer, based on his evaluation of the executive's performance and contribution to the Company's overall results and current and projected economic conditions. The base salary recommendation for the Chief Executive Officer is determined separately by the Committee after reviewing the Chief Executive Officer's performance, the overall results of the Company and the economic climate. In recommending the base salaries for both the Chief Executive Officer and the other executive officers, the Committee also considers the salaries paid to the chief executive officers and executive officers of other companies, as well as inflation and cost of living factors. The salaries of the Named Executive Officers are listed in the Summary Compensation Table. The Named Executive Officers received no increase in base salary in 1995.

     INCENTIVE COMPENSATION PROGRAM. The Company's incentive compensation program, which was established in 1958, has insured that a portion of the total compensation of the executive officers is at risk with respect to the profitability of the Company. The purpose of the incentive program is to directly link a significant portion of executive compensation to Company profitability, which will motivate executives to increase profitability and will reward executives with respect to the Company's success. The emphasis on incentive compensation for executives is consistent with the pay-for-performance policy applied throughout the Company. The Committee believes this approach provides competitive compensation and is in the best interests of the Company and its shareholders. Under the program, a percentage of the consolidated monthly gross profits, before profit sharing and taxes, of the Company or of John W. Hancock, Jr., Inc., may be distributed to Company officers. At October 31, 1995, the incentive percentages being paid to Messrs. Smith, Higgins, Morris and Crawford totaled 3.375% of the consolidated monthly gross profits, before profit sharing and taxes, of the Company, and the incentive percentage being paid to Mr. Neal was 2.7% of the consolidated monthly gross profits, before profit sharing and taxes, of John W. Hancock, Jr., Inc. The percentage of incentive compensation to be received by each executive officer, if any, is approved annually by the Board, upon recommendation of the Committee, using the same procedures and criteria that are applied in determining base salary. The Committee determines the percentage to be awarded to the Chief Executive Officer. The percentages for the other executive officers are recommended by the Chief Executive Officer and are reviewed and approved by the Committee. Incentives earned by the Named Executive Officers are listed in the Summary Compensation Table. The Named Executive Officers received no increase in incentive compensation percentage in 1995.

     STOCK OPTIONS. Stock options awarded under the Option Plan are used as incentives for individual and Company performance and to foster stock ownership by Company executives and other employees. The Compensation and Stock Option Committee has sole responsibility for determining all awards of stock options under the Option Plan, including awards to the Company's executive officers, and for establishing the terms and exercise periods (not to exceed five years) of such options, the requisite conditions for exercise and the amounts of the awards. Under the Option Plan, the option price is 85% of the closing per share sales price of the Company's common stock on the date of grant. In awarding options to executive officers, the Compensation and Stock Option Committee considers the factors set forth above, as well as the individual's current shareholdings in the Company. The Compensation and Stock Option Committee currently has no specific policy with respect to the frequency, timing, number, or size of option grants to executive officers or other employees of the Company.

     COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. In determining the compensation of the Chief Executive Officer, the Committee is guided by the policies and programs described above, Company performance and competitive practices. The primary factor underlying this arrangement is the Company's emphasis on tying a substantial portion of executives' total compensation to the Company's performance. The amount of total cash compensation of the Chief Executive Officer fluctuates depending on the profitability of the Company. As mentioned previously, there was no change in the base salary and incentive compensation percentage for the Chief Executive Officer in 1995.

           SUBMITTED BY THE COMPENSATION AND STOCK OPTION COMMITTEE:

                       George B. Cartledge, Jr., Chairman
                                Frank A. Boxley
                            Charles I. Lunsford, II
                                 John D. Wilson

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation and Stock Option Committee consists of Messrs. Cartledge, Lunsford, Wilson and Boxley. Mr. Lunsford is Chairman of Chas. Lunsford Sons & Associates, a firm which acts as agent and broker for numerous insurance companies and associations. The Company and its subsidiaries paid premiums totalling $1,520,710 to the firm during fiscal 1995. The transactions were effected on terms as favorable to the Company and its subsidiaries as could have been obtained from other sources of similar insurance coverage.

                               PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the cumulative total shareholder return on the Company's common stock with the cumulative total returns on the Standard & Poor's 500 Composite Stock Index (the "S&P 500") and the Standard & Poor's Steel Group Index (the "S&P Steel") for the five year period commencing on October 31, 1990 and ending on October 31, 1995. These comparisons assume the investment of $100 in the Company's common stock and each of the indices on October 31, 1990 and the reinvestment of dividends.


                              [PERFORMANCE GRAPH]


                                      10/90   10/91   10/92   10/93   10/94   10/95
Roanoke Electric Steel Corporation     100      81     112     154     199     286

S & P 500                              100     133     147     169     175     222

S & P Steel                            100     129     146     221     248     189


                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's independent public accountants are selected annually by the Board upon recommendation of the Audit Committee. The public accounting firm of Deloitte & Touche LLP has been retained by the Company as the independent public accountants for fiscal year 1996. It is expected that a representative of that firm will be present at the shareholders' meeting and will have the opportunity to make a statement and respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the Company's 1997 Annual Meeting of Shareholders must be received by the Company, addressed to the attention of the Corporate Secretary, at its principal executive offices, 102 Westside Boulevard, N.W., Roanoke, Virginia 24017, no later than August 24, 1996, in order to be considered for inclusion in the Proxy Statement relating to that meeting.

                                 MISCELLANEOUS

     All properly executed proxies received by the Company will be voted at the Annual Meeting in accordance with the specifications contained thereon.

     The Board knows of no other matter which may properly come before the Annual Meeting for action. However, if any other matter does properly come before the Annual Meeting, the persons named in the enclosed proxy intend to vote in accordance with their judgment upon such matter.

                                          By Order of the Board of Directors

                                          /s/ THOMAS J. CRAWFORD

                                          THOMAS J. CRAWFORD
                                          ASSISTANT VICE PRESIDENT
                                          AND SECRETARY

                                                                       EXHIBIT A

     Article VI of the Articles of Incorporation is amended by deleting existing
Article VI and substituting in lieu thereof:

                                      "VI

          (a) The number of directors of the Corporation, not less than five nor more than eleven, shall be fixed by the Bylaws and, in the absence of a Bylaw fixing the number, shall be eleven. Upon the adoption of this Article VI, the directors shall be divided into three classes (A, B and C) as nearly equal in number as possible. The initial term of office for members of Class A shall expire at the annual meeting of shareholders in 1997; the initial term of office for members of Class B shall expire at the annual meeting of shareholders in 1998; and the initial term of office for members of Class C shall expire at the annual meeting of shareholders in 1999. At each annual meeting of shareholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election and shall continue to hold office until their respective successors are elected and qualify. In the event of any increase or decrease in the number of directors fixed by the Bylaws, any newly-created directorships or any decrease in directorships shall be so apportioned among the classes by the Board of Directors so as to make all classes as nearly equal in number as possible.

          (b) Newly-created directorships resulting from an increase in the number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause shall be filled by the affirmative vote of a majority of the directors then in office, whether or not a quorum. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. A director may be removed from office only for cause."

                                                                       EXHIBIT B

     Article IV of the Articles of Incorporation is amended by deleting existing
Article IV and substituting in lieu thereof:

                                      "IV

          The aggregate number of shares which the Corporation shall have authority to issue and the par value per share are as follows:

 CLASS     NUMBER OF SHARES     PAR VALUE PER SHARE
Common        20,000,000                 No Par"

PROXY                 ROANOKE ELECTRIC STEEL CORPORATION
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                               FEBRUARY 20, 1996
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned  hereby appoints Donald G. Smith, John E. Morris and Thomas
J. Crawford, or any of them who shall act, proxies for and with all the powers of the undersigned, each with powers of substitution, to vote all shares of the common stock of Roanoke Electric Steel Corporation registered in the name of the undersigned at the Annual Meeting of Shareholders of said Corporation to be held in the Auditorium of the Appalachian Power Company Building, 40 Franklin Road, S.W., Roanoke, Virginia, on February 20, 1996, at 10:00 a.m., local time, and at all adjournments thereof, on all matters set forth in the Notice and accompanying Proxy Statement for said meeting, a copy of which has been received by the undersigned, as follows:

1. Election of Directors for the terms described in the Proxy Statement dated December 22, 1995:

     ( ) FOR all nominees listed below    ( ) WITHHOLD AUTHORITY to vote
         (except as marked to the             for all nominees listed below
         contrary below)

   Frank A. Boxley, T.A. Carter, George B. Cartledge, Jr., Charles I. Lunsford, II, William L. Neal, Thomas L. Robertson, Donald G. Smith, Paul E. Torgersen, John D. Wilson.

   INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.
    _______________________________________________________________________

2. Approval of an amendment of the Company's Articles of Incorporation to establish in the Articles a variable range for the size of the Board of Directors and the manner for filling vacancies on the Board.
   ( ) FOR ( ) AGAINST ( ) ABSTAIN

3. Approval of an amendment of the Company's Articles of Incorporation to increase the number of the Company's authorized shares of Common Stock from 10,000,000 to 20,000,000 shares.
   ( ) FOR ( ) AGAINST ( ) ABSTAIN

4. In their discretion, upon such other matters as may properly come before the meeting and any adjournments thereof.

             PLEASE DATE AND SIGN ON REVERSE SIDE AND MAIL PROMPTLY
                           IN THE ENCLOSED ENVELOPE.


THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3.

                                The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement dated December 22, 1995.

                                Dated:_________________________________, 19__

                                _____________________________________________

                                _____________________________________________
                                     Signature(s) of Shareholder(s)


IMPORTANT: Please mark this Proxy, date, sign exactly as your name(s) appear(s), and return in the enclosed postage paid envelope. If shares are held jointly, signature should include both names. Trustees and others signing in a representative capacity should so indicate. This Proxy is revocable at any time prior to the exercise hereof.